UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2005

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 27, 2005, the Compensation Committee of the Board of Directors of SAVVIS, Inc. (the “Company”) approved increases to the annual base salaries of the named executive officers set forth below, effective October 1, 2005. In addition, the Compensation Committee established the annual target bonus levels as a percentage of base salary for the named executive officers of the Company under the Company’s previously adopted 2005 annual bonus plan, as set forth below.

	Annual Base Salary	Target Bonus Percentage
Robert A. McCormick	$550,000	75%
John M. Finlayson	450,000	65%
Jeffrey H. Von Deylen	325,000	60%
James D. Mori	250,000	55%

These increases in base salary and target bonus percentages were a part of the Company’s annual compensation review process for all employees. The increases were based upon the recommendations of an independent compensation consulting firm retained by the Compensation Committee, and the Compensation Committee’s review of each individual’s performance, increases in general levels of compensation for executives at comparable firms and the Company’s overall financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: September 30, 2005	By:	/s/ Robert A. McCormick
	Name:	Robert A. McCormick
	Title:	Chief Executive Officer